 Exhibit  10.1

 Bonaventure I Office Lease Agreement with Greenville First Bank, N.A., dated September 20, 2005

Exhibit 10.1

Bonaventure I
OFFICE LEASE AGREEMENT

Verdae Technology Park
GREENVILLE, SOUTH CAROLINA

Landlord:

Verdae Properties, LLC
P.O. Box 516
Greenville, SC 29602
864-627-8383 Phone
864-627-8072 Fax

Tenant:

Greenville First Bank, N. A.
Bonaventure I
Suite 100
100 Verdae Boulevard
Greenville, SC 29607

Table of Contents:

THIS LEASE AGREEMENT, made as of the   20th         day of September, 2005, by and between Verdae Properties, LLC, a South Carolina limited liability company, hereinafter referred to as "Landlord", and Greenville First Bank N. A. a South Carolina Corporation, hereinafter referred to as "Tenant".

 RECITALS

           WHEREAS, Tenant as lessee and Landlord as Lessor hereby desire to enter into this lease agreement (hereinafter "Lease") upon the terms and conditions stated herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.       LEASED PREMISES:

           a.       Description of Premises:  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord a portion of the real property known as Bonaventure I located at 100 Verdae Boulevard in Verdae Technology Park, Greenville, South Carolina 29607. Further described and depicted as outlined in red in Exhibit F, which Exhibit is attached hereto and incorporated herein by this reference (the "Premises").  The Premises are located on the First and Second floors of the Building (hereinafter defined), and the Premises occupy a "Rentable Area" of 28,242 square feet and a "Useable Area" of          25,478 square feet, as defined and determined in accordance with ANSI/BOMA 1996 Standards as specified in Paragraph 31(d) hereof.  The Premises represent 48.54% of the Building Rentable Area.  The Premises are further described as the "Occupied Premises" consisting of 23,053 Rentable Square Feet and 20,797 Useable Square Feet and "Unoccupied Premises" consisting of 5,189 Rentable Square Feet and 4681 Useable Square Feet.

1.                   The term "Leased and Occupied" shall refer to the portion of the Premises, which the Tenant uses to conduct or facilitate the conducting of any of its business.

2.                   The term, "Leased and Unoccupied" shall refer to the portion of the Premises which the Tenant leases and does not use to conduct business or facilitate the conducting of its business.

          b.       The Building:  The Premises are part of a building known as Bonaventure I (the "Building") constructed and located at Verdae Technology Park, Greenville, South Carolina on a portion of real property owned by Landlord and as further described and depicted on the attached Exhibit A.  The Building contains 58,179 Rentable Square Feet.

          c.       Access:  Landlord or its agents shall have the right to enter upon the Premises at all reasonable times for the purpose of inspecting the same, preventing waste, and making such repairs as Landlord may consider necessary (but without any obligation to do so except as expressly provided for herein).  During the last 120 days of the Term, the Landlord may show the Premises to prospective tenants with 24-hour notice.  Tenant shall, at all times, have full but non-exclusive access to the Premises and at reasonable times to areas designated for parking, walkways, access ways, elevators, stairs, hallways, lobbies and other common areas of the Building.

          d.       Rules and Regulations:  The Rules and Regulations attached hereto as Exhibit B are incorporated herein by reference (the "Rules and Regulations").  Tenant, its employees, agents and visitors shall observe and abide by the Rules and Regulations and by such other and further reasonable rules and regulations as Landlord may prescribe which, in its judgment, are needful for the reputation, safety, care or cleanliness of the Building or Premises, or the operations and maintenance thereof and the equipment therein, or for the comfort of Tenant and other tenants of the Building.  Unless such change shall materially alter, in Tenants sole opinion, its rights to operate its business for the purposes intended pursuant to this lease.

          Landlord shall have the right to change or waive any of the Rules and Regulations, without prior notice to or approval of Tenant. Landlord will provide Tenant with a copy of such revisions or amendments to the Rules and Regulations promptly upon implementing any changes or waivers, but Tenant's failure to receive written notice of changes or waivers shall not relieve Tenant of its obligation to adhere to any changed Rules and Regulations of which Tenant has actual notice.  In the case of any one or more tenants, Landlord shall not be responsible to Tenant for the nonobservance or violation of any Rules or Regulations by any other tenant(s) of the Building; provided that Landlord shall take all reasonable steps to enforce the Rules and Regulations against the offending Tenant.  All such Rules and Regulations are essential hereto, and without them, this Lease would not have been entered into by the Landlord. Any breach of any provision of these Rules and Regulations by the Tenant shall constitute a default hereunder.

          e.       Parking:  Landlord shall keep and maintain parking areas in good condition.  Landlord reserves the right to control the method, manner and time of parking in areas designated for parking.  Landlord shall provide parking at no cost to Tenant.  As long as Tenant is entitled to possession of the Premises, Tenant shall have the nonexclusive right to use any driveways, sidewalks, and other common facilities and areas designated for parking, on the property on which the Building is located (or on property contiguous thereto), as they may exist from time to time.  It is understood that the Landlord has provided parking spaces for the Building at the rate not less than 5 spaces per 1000 square feet of Rentable Area.  The Tenant and its employees, agents, contractors, representatives or invitees collectively shall not use more than five (5) parking spaces per thousand square feet of Rentable Area in the Premises (the "Parking Standard").  In the event that the usage of the parking spaces exceeds the parking Standard or if vehicles are parked outside areas designated for parking, Landlord shall have the right, at Tenant's sole cost and expense, to tow any vehicles of Tenant or Tenant's employees, agents, contractors, representatives or invitees violating the Parking Standard or parking outside the areas designated for parking or to require Tenant to adopt some other alternative plan to ensure that the Parking Standard is not exceeded and that parking is confined to the appropriately designated areas.  As provided in Exhibit E, Special Provisions, the Bank may erect a banking drive-thru facility.  The number of parking spaces required for such facility shall decrease the Banks allocation of parking spaces. Further, the Tenant shall have 10 designated Bank Visitor parking spaces as identified in Exhibit E.

          f.       Signs and Advertising:  Tenant shall be afforded such signage as identified in the Tenant Workletter, attached as Exhibit D hereto; otherwise, Tenant shall not erect or install any sign or other type display whatsoever, either upon the exterior of the Building, upon or in any window, or in any lobby, hallway or door therein located, without the prior express written consent of Landlord.

          g.       Condition of Premises and Acceptance:  Subject to the terms of the Tenant Workletter attached as Exhibit D hereto and representation made by Landlord addressing the renovation of the Base Building The Base Building being defined as the existing structural elements of the building as it exists now with all tenant improvements removed and including the improvement/replacements described in Exhibit I in place.  It is agreed that, by occupying the Premises, Tenant acknowledges that it has had full opportunity to examine and inspect the Building and the Premises, and further that it is fully informed as to the character, construction and structure of the Building.  In that the Tenant has elected to retain Professionals for the design and construction oversight of the Premises, the LANDLORD MAKES NO REPRESENTATION OR WARRANTY AS TO THE CONDITION OF THE PREMISES OR THEIR SUITABILITY OR FITNESS FOR TENANT'S PARTICULAR USE OR PURPOSE.  It is further agreed that by occupying the Premises the Tenant formally accepts the same and acknowledges that Landlord has complied with all requirements imposed upon it under the terms of this Lease.  This Lease does not grant any right to light or air over or about the Premises or Building, nor does this Lease grant Tenant any right to construct any improvement on the roof or exterior walls of the Building except as provided herein.

          2.       TERM AND DELIVERY OF PREMISES:

          a.       Term:  The term of this Lease (the "Term") is for a period of Ten (10) years and Five (5) months, commencing upon the earliest of;(i) the completion of the Tenants upfit as evidenced by a Certificate of Occupancy or Temporary Certificate of Occupancy issued by the City of Greenville: (ii) such date as Tenant may occupy the Premises as described in Paragraph 2b; or (iii) June 30, 2006 subject to the conditions set forth in section 2b below  (the "Commencement Date") and ending at midnight on the Tenth Year and Fifth month anniversary of the commencement of the Lease or such other date as this Lease may terminate as hereinafter provided ("Termination Date").

b.    Delivery of Premises: Landlord covenants to complete all improvements to the Base Building as described in Exhibit I and deliver premises to Tenant on or before February 15, 2006.  Should Landlord fail to deliver the premises to on February 15, 2006 Tenants obligations in Section 2.a.iii shall be extended one day for each day the premises are not delivered.  Should such failure continue for more than sixty (60) days Tenant at Tenants sole option may cancel this Lease. Tenant will deliver its plans for Landlord's approval not later than October 15, 2005.  Landlord will approve or disapprove said plans by notice set forth herein below by November 15, 2005.  Failure by Tenant to receive any disapproval shall be deemed an acceptance of said plans as presented.  Tenant will complete the upfit work in accordance with plans and specifications to be approved by Landlord, which approval shall not be conditioned or delayed.  Landlord and Tenant agree that it maybe mutually beneficial for some elements of the Base Building to be completed concurrent with Tenant improvement work, the timing and scope of such work shall be identified and agreed upon in writing as soon as practicable.  . Both Landlord and Tenant agree that Time is of the Essence.  Should either party fail to perform as stated herein the other party may seek all remedies available by law.

c.     Holding Over:  The failure of Tenant to surrender the Premises on the Termination Date and the subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy at will with rent payable at 125% of the Rent then in force and otherwise under the same terms herein set forth.  This provision does not give Tenant any right to hold over at any time nor shall it be deemed a renewal of the Term either by operation of law or otherwise.

d.    Renewal/Expansion Option:  So long as the Tenant is not in material default after written notice of any provisions of the lease, the Tenant shall have the right to renew the lease for three (3) consecutive five (5) year terms under the same terms and conditions set forth herein, provided that the Base Rent shall be subject to adjustment in accordance with the provisions of Exhibit C.  Tenant is to notify Landlord a minimum of 180 days prior to the expiration of the then current term of its intention to exercise said option.

e.     First Right of Refusal:  Tenant shall be accorded the first right of refusal on any vacant space in the building.  This is agreeable to the Landlord within the following three provisions:  First, the right of first refusal must be exercised within ten (10) business days.  Second, any exercise for additional space must have a minimum term of five (5) years.  Third, the rental rate will be equal to the then effective rate for the Bank's base or extended term and the upfit will be depreciated, on a straight-line basis, to reflect any term less than ten (10) years.

                f.     Commencement Confirmation Agreement:  Within ten (10) days after the Commencement Date, Landlord and Tenant shall deliver to each other an agreement in the form provided in Exhibit H hereto, setting forth the Commencement Date, the date of expiration of the original Term of this Lease and the dates of commencement and expiration of any Renewal Options.

           3.       RENT:

           a.       Definitions:   As used in this Paragraph 3 and throughout this Lease, the following definitions shall apply:

1.             The term "Rent" shall include Base Rent (hereinafter defined) and all Additional Rent (hereinafter defined).

2.             The term "Base Rent" refers to those amounts specified in Exhibit C to this Lease, which Exhibit is attached hereto and incorporated herein by reference.

3.             The term "Additional Rent" refers to any and all costs, charges, and expenses that Tenant assumes, agrees to or is obligated to pay in accordance with the terms of this Lease, which costs, charges and expenses are in addition to the Base Rent specified in Exhibit C hereto.

4.             The term "Operating Expenses" shall mean the expenses of Landlord for the operation and maintenance of the Premises, the Building, the land on which they are situated, and the land affected by any appurtenant rights or benefits to the Building or Premises (such as parking, drainage and access), which expenses shall include, but not be limited to, management salaries and fees; maintenance, repair and janitorial expenses; administrative salaries, costs and fees; and insurance, security, landscaping costs, and expenditures for repairs or improvements to the Building or Premises that lead to a reduction in said Operating Expenses.

5.              The term "Real Estate Taxes" shall mean Landlord's expenditures for all county, state or city taxes, assessments, governmental levies, or any other governmental charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or of any kind or nature, which are or may be assessed or imposed on the Premises, the Building, the land on which they are situated or land affected by any appurtenant rights or benefits to the Building or Premises (such as parking, drainage and access). Real Estate Taxes shall include any tax, excise or fee measured or payable with respect to any Rent; and such Real Estate Taxes shall include the expenses of contesting the amount or validity of any such levies, charges or assessments.

6.              The term "Utility Costs" shall refer to Landlord's expenses with respect to furnishing heat, air conditioning, electricity, water, sewage, gas (if made available at Landlord's sole discretion), garbage removal and any similar service for the Building and its occupants.

7.              The term "Expenses" shall refer to the aggregate or sum of all Operating Expenses, Real Estate Taxes, and Utility Costs and any applicable sales tax on these items.  This Lease is a gross lease, and as such, Expenses shall not be separately billed or invoiced to Tenant; instead the "Base Expense Amount," as defined below and determined by Landlord, is an inherent part of Base Rent.

8.                   Operating Expenses and Base Expense Amount

(a)          Occupied Premises:  The term "Base Expense Amount" shall mean the Tenant's Proportionate Share (defined in Paragraph 3(c) below) of actual Expenses incurred during the Base Year, which Base Year shall be the period beginning on January 1, 2006, and ending on December 31, 2006 should Tenants occupancy be delayed past June 30, 2006 the full calendar year 2007 shall be the Base Year.  For the first year that the Building is in service, the Base Expense Amount shall be calculated to reflect the fully assessed value (for Real Estate Tax purposes) of the Building, the land on which the Building is located and land affected by any appurtenant rights or benefits to the Building or Premises (such as parking, drainage and access) and further calculated to reflect actual Expenses that would be incurred at a level of ninety-five percent (95%) Building occupancy.  During the Term and any extensions thereof the base year for "Operating Expenses" shall be reset every five (5) years to be the actual expenses of the next calendar year.  Expenses shall be "grossed-up" to reflect and occupancy level of 95%.

(b)          Unoccupied Premises:  Increases in the Base Expense Amount for the Unoccupied Premises will be treated in the same manner as the Occupied Premises (Section 8(a) above) with the exception that those expense items subject to reduction due to non occupancy as enumerated in "Exhibit J" will continue to be reduced by the same percentage each Lease Year.  These percentages are also identified in Exhibit J.

          b.       Agreement to Pay Rent:  Tenant hereby agrees to pay Base Rent and any Additional Rent on or before the first day of the first full calendar month of the Term hereof and on or before the first day of each and every successive calendar month thereafter during the Term of this Lease, subject to the adjustments as provided hereinafter.  In the event Term occurs on a day other than the first day of a calendar month then the Term will be increased by the remaining days in that month.  The rent shall be prorated based on a three hundred sixty five (365) day year.  The first payment of Rent shall be in an amount equal to one twelfth (1/12) of the annual rent plus the prorated Rent for the partial month of occupancy.  Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord without deduction or offset, at Caine Company, Post Office Box 1908, Greenville, South Carolina 29602 or at such other place as Landlord may hereafter specify in writing.  Checks shall be made payable to Caine Company or such other payee as Landlord may hereafter specify in writing.

          In the event any amount of Base Rent and Additional Rent is received more than ten (10) working days after the first day of a calendar month, a late fee of ten percent (10%) of such unpaid Base Rent and Additional Rent shall be paid by the Tenant.  Such fee will be due and payable as Additional Rent on the first day of the next calendar month and will be charged for each month an arrearage continues.

          c.       Operating Expense Adjustments:  The parties hereto acknowledge that the agreement to pay Rent specified in Paragraph 3(b) of this Lease does not provide for or address increases in Expenses, which may hereafter affect the Premises or the Building or the property on which the Building is located. Accordingly, during the Term of this Lease, and any renewal thereof, Tenant shall pay to Landlord, in the form of Additional Rent, its Proportionate Share of the projected increase in Expenses.  Tenant's "Proportionate Share" is hereby defined as a fraction, the numerator of which is the total number of square feet of Rentable Area contained in the Premises, and the denominator of which is the Rentable Area in the Building.  Should Tenant exercise any option that results in an increase or reduction in the size of the Premises conveyed under this Lease, the foregoing Proportionate Share shall be adjusted accordingly.

           On or about April 1 following the end of each calendar year during the Term, or at such later time, as Landlord shall be able to determine its actual Expenses for the calendar year last ended, Landlord shall notify Tenant, in writing, of such actual Expenses.  If Tenant's Proportionate Share of said actual Expenses exceeds the Base Expense Amount and Tenant's Proportionate Share of any projected increases in Expenses for such calendar year, then Tenant shall, within thirty (30) days after the date of such written notice from Landlord, pay to Landlord an amount equal to such excess.  The obligation to make such payment shall be considered Additional Rent and shall survive the expiration or earlier termination of this Lease.  If the Base Expense Amount and Tenant's Proportionate Share of any projected increase in Expenses paid by Tenant during the preceding calendar year, exceeds the amount payable for such year based upon the actual Expenses for such calendar year, then Landlord shall credit such excess to installments of Rent payable after the date of Landlord's notice until such excess has been exhausted, or if this Lease shall expire prior to the application of such excess, Landlord shall pay to Tenant the balance not applied against Rent.  No interest or penalties shall accrue on any amounts, which Landlord is obligated to credit or to pay Tenant by reason of this Paragraph 3c.

           d.       Calculation of Projected Expense Adjustments:  Prior to the end of each calendar year during the Term of this Lease, Landlord shall deliver to Tenant a statement setting forth the amount by which Tenant's Proportionate Share of the projected Expenses for the next calendar year within the Term of this Lease is anticipated to exceed the Base Expense Amount.  During said following calendar year, Tenant shall pay to Landlord, as Additional Rent, an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of such projected excess Expenses.  The Tenant's obligation to pay such projected excess shall survive the expiration of the Term.

 4.     USE OF PREMISES:

           a.       Permissible Use of Premises:  The Premises shall be used by Tenant as a banking and financial services office and for the support of the aforementioned and for no other purposes without the prior written consent of the Landlord.  Tenant will not use the Premises for the purpose of retail sales, provided, however, commercial and consumer-banking activities shall not be considered to be retail sales.  Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought therein, anything which is prohibited by or in conflict with any law, statute, ordinance or government rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or which will in any way increase the existing rate of or negatively affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the right of other tenants of the Building, or injure or annoy them, nor will Tenant cause, maintain or permit any nuisance in, on or about the Premises.

          b.       Care of Premises:  Tenant shall commit no waste with respect to the Premises and shall take good care of and keep in good repair the Premises and fixtures therein.  At the expiration or earlier termination, or cancellation of this Lease, Tenant shall surrender the Premises and fixtures therein in the same condition as when initially received by Tenant, subject only to reasonable wear and tear from normal use, and Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent.  Subject to the terms and limitations of Paragraph 7 hereof, Tenant shall remove all Tenant's property before surrendering the Premises.  All injuries to the Building or fixtures caused by moving the property of Tenant in or out of the Premises, and any and all breakage or other injury whatsoever done by Tenant, its agents, servants, employees, independent contractors, customers, licensees, invitees, or visitors, as well as any damage done by water, steam, electricity, fire or other substance due to the acts, omissions or neglects of the aforesaid parties, may be repaired by Landlord at the expense of Tenant, and shall become due and payable upon delivery of a statement of such charges by Landlord to Tenant or mailing the same postage prepaid, to Tenant at its last known address.

          5.       ASSIGNMENT AND SUBLETTING:

a.     Notice of Proposed Sublease, Right of Recapture:  Tenant shall notify Landlord if at any time during the Term hereof it desires to assign this Lease or sublet all or part of the Premises.  Provided Greenville First Bank, N.A. is not in material default with written notice Greenville First Bank, N. A. shall have the right during the Lease Term, or any extensions there of, at any time, to sublet or assign all or any portion of the Premises and keep the profit, if any, to any related entity or affiliate of Greenville First Bank, N. A. whether by merger, consolidation, or any successor company without the Landlord's approval or consent provided the original entity remains financially liable and such assignee is of equal or greater financial strength as the original entity.

It is further understood and agreed that Tenant, with Landlord's approval, which approval may not be unreasonably withheld, conditioned or delayed, shall have the right to assign or sublease all or any portion of the Premises during the term to any subtenant of a similar type and quality.  Tenant shall retain fifty percent (50%) of any profit derived therefrom and remit the remaining fifty percent (50%) profit to the Landlord as additional rent.

b.    Sublease or Assignment upon Landlord Consent:  Subject to the foregoing terms of Paragraph 5(a), Tenant shall not make or permit any assignment, sublease or mortgage (by operation of law or otherwise) of this Lease, in whole or in part, without the prior express written consent of Landlord.  Tenant shall not permit the use or occupancy of the Premises or any portion thereof by anyone other than Tenant and shall not make any transfer of any nature whatsoever of its rights or interests under this Lease without the prior written consent of Landlord.   Any such assignment or subletting, whether approved by Landlord or not shall not relieve the Tenant of any liability for the total agreed Rent due hereunder no from Tenant's obligation to perform all the covenants under this Lease unless Tenant is specifically relieved of such obligation, in writing by Landlord. Any consent to subletting or assignment given by Landlord under this paragraph 5 shall not imply or be deemed to be consent to any other or subsequent instance or circumstance.

         6.     MAINTENANCE AND REPAIRS:  Landlord will, at its own cost and expense, except as may be provided elsewhere herein or in any exhibit hereto, make necessary repairs of damage to the Building, corridors, lobby, structural members of the Building, and equipment used to provide the services referred to herein, unless any such damage is caused by acts or omissions of Tenant, its agents, servants, customers, employees, independent contractors, licensees, visitors or invitees, in which event Tenant will bear the cost of such repairs. Tenant shall have the obligation to repair and maintain the Premises except where damage to the Premises is caused by the negligence or willful acts or omissions of Landlord, its agents, employees, or invitees, or the failure of any Building system or structure, including but not limited to windows and exterior walls that are the expressed responsibility of the Landlord to maintain.

          7.       IMPROVEMENTS AND FIXTURES:

          a.       Improvements by Landlord:  If Landlord and Tenant desire for improvements to be made to the Premises prior to the Commencement Date, such improvements shall be made pursuant to the Tenant Workletter attached hereto and made a part hereof as Exhibit D.

          Tenant acknowledges that, after the Commencement Date, If Landlord is to additionally alter, remodel, improve, add to, or do any physical act or thing to the Premises, other than as required herein, same shall be at the sole expense of Tenant and shall be effected only by a work order signed by both Landlord and Tenant.  Any monies due Landlord from Tenant for completed work orders shall be deemed Additional Rent hereunder.  In the absence of a work order signed by the parties Landlord is under no obligation to make any such improvement or to do any physical act or thing to the Premises.

          b.       Improvements by Tenant:  Tenant shall make no improvements to the Premises without prior written approval of Landlord.  Such approval shall not be unreasonably withheld if such improvements are normal for office use, do not alter the exterior of the Building, are not of a structural nature and are accompanied by prepayment or bond provision or waivers by the contractor in form satisfactory to Landlord sufficient to protect the Building from claims or liens of any sort.  Tenant shall conduct its work in such a manner as to maintain harmonious labor relations and not interfere with the operation of the Building or occupancy or enjoyment of other tenants and shall, prior to the commencement of the work, submit to the Landlord copies of all necessary permits.  Landlord reserves the right to approve any contractors hired by Tenant for the conduct of such authorized improvements.

          c.       Landlord's Property:  The landlord has provided the Tenant with an upfit allowance of $32.50/USF as further described in Exhibit D, section 2 of this agreement. To the extent that these funds are provided or additional Landlord funds are provided, these funds in aggregate immediately represents and becomes the dollar value of the Landlords improvements to the Premises "Landlords Property".

          d.      Tenant's Property and Fixtures:  All improvements, whether temporary or permanent in character, made in or upon the Premises and paid for by the Tenant shall remain the Tenants property for the Term of the lease and any extensions and renewals there of "Tenants Property".  At the end of the Term hereof Tenants Property shall remain in or upon the Premises without compensation to Tenant and become the Landlords Property. All of Tenant's furniture, movable trade fixtures and equipment including any Vault Doors not attached or readily removable to the Building may be removed by Tenant at the termination of this Lease, if Tenant so elects, and shall be so removed, if required by Landlord, and, if not so removed shall, at the option of Landlord, become the property of Landlord.

          e.       Electrical, Telecommunications and Data Wiring:  Any and all expenses and costs of any nature whatsoever attributable to the installation, maintenance, operation and/or removal of telephone equipment, computer equipment and the like and all related cabling, and wiring shall be borne solely by the Tenant.

1.   Removal of Electrical and Telecommunications Wires.

          a.     Landlord May Elect to Either Remove or Keep Wires.  Sixty (60) days prior to the expiration or sooner termination of the Lease, Landlord may elect ("Election Right") by written notice to Tenant to

(i)                  Retain any or all wiring, cables, conduits, and similar installations appurtenant thereto installed by Tenant in the risers of the Building ("Wiring");

(ii)                Remove any or all such Wiring.  Removal shall be at Tenant's sole cost and expense.

2.     Mechanics' Liens:  Other than the Landlords obligations to provide an upfit allowances as described in Exhibit D of this agreement.  Nothing contained herein shall be deemed or construed as an agreement by Landlord to be responsible for the costs of the construction, repair, or maintenance of any improvements to be made to the Premises by Tenant hereunder or to subject the interests of Landlord in the Premises to any mechanics' liens or liens resulting from such costs.  Tenant shall not have the power or authority to allow any lien and will not permit any liens to be placed upon the Premises or the Building or improvements thereto during the Term hereof and resulting from any work performed, materials furnished, or obligations incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly pay, satisfy, and remove or bond off same.  If default in payment thereof or failure to bond off said lien shall continue for ten (10) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof and any amounts so paid including reasonable expenses shall become Additional Rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately upon rendition of an invoice therefore, together with interest at an annual rate equal to the prime rate as published in the Wall Street Journal plus five (5) percent, until repaid, and if not so paid within ten (10) days of the rendition of such bill, such failure to repay shall constitute a default hereunder.

          8.       UTILITIES AND SERVICES:

           a.       Landlord's Services: Landlord shall furnish the Premises with the following:

1.             Electricity for routine lighting and the use of general office machines such as typewriters, dictating equipment, calculators, personal computers, network servers and the like, which use 110 volt electric power;

2.             Heat and air conditioning during the Tenants usual business hours (exclusive of Saturday afternoons, Sundays and Bank holidays as observed by the Federal Reserve) reasonably required for the occupation of the Premises, such heat and air conditioning to be provided by using the existing systems in the Building, it being expressly understood and agreed by the parties that Landlord specifically shall not be liable for any losses or damages of any sort incurred by Tenant due to any failure of the equipment to function properly, or while it is being repaired, or due to any governmental laws, regulations or restrictions pertaining to the furnishing or use of such heat and air conditioning.  To the extent that Tenant requires heating or air conditioning services outside the aforementioned usual business hours, Landlord shall supply same to Tenant at Landlord's actual cost, which cost shall be payable by Tenant within 10 days after receipt of an invoice from Landlord.

3.              Lighting replacement for the Premises' standard lights;

4.              Toilet room supplies;

5.              Daily janitor service furnished at the time and manner that janitor service is customarily furnished in similar Class A office buildings in Greenville, South Carolina;

6.             Water; and

7.             Sewage.

          b.       No Liability for Interruption:  Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall any Rent herein set forth be abated by reason of installation, use, or interruption of use, of any equipment in connection with the furnishing or delay in furnishing of any of the foregoing services, when such failure or delay is caused by accident or condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building.  The temporary failure to furnish any such services shall not be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease. However, Landlord has a duty to provide the services described in sec. 8 of this agreement and should said interruption of services continue for more than 24 hours Tenant shall have the right to offset rent for any items under Landlord's control.

           9.       INDEMNITY:

          Tenant covenants and agrees to indemnify, defend and hold Landlord harmless from any loss, cost, claim or expense whatsoever (including reasonable attorney fees), imposed upon Landlord due to or by reason of or relating to any of the following:

(a)        Any personal injury (including death) or property damage occurring on or about the Premises;

(b)        Any work or thing done on or about the Premises by or on behalf of Tenant;

(c)        Any breach or default by Tenant in fulfilling or performing any covenant or obligation under this Lease;

(d)        Any act or negligence or omission of Tenant or its employees, agents, contractors, servants, employees, customers, visitors and licensees incident to Tenant's occupancy of the Premises or its use thereof;

Any failure to comply with any and all applicable laws, ordinances, statutes and regulations, of any governmental body or subdivision, and the Rules and Regulations listed in Exhibit B hereto (as any of the same may be amended from time to time).  Upon written notice from Landlord, Tenant shall resist and defend, at its expense, any action or proceeding brought against Landlord by reason of any such claim, and by counsel reasonably satisfactory to Landlord.

          Landlord covenants and agrees to indemnify, defend and hold Tenant harmless from any loss, cost, claim or expense whatsoever (including reasonable attorney fees), imposed upon Tenant due to or by reason of or relating to any of the following:

(a)        Any personal injury (including death) or property damage occurring on or about the Premises;

(b)        Any work or thing done on or about the Premises by or on behalf of Tenant or Landlord;

(c)        Any breach or default by Landlord in fulfilling or performing any covenant or obligation under this Lease;

(d)        Any act or negligence or omission of Landlord or its employees, agents, contractors, servants, employees, customers, visitors and licensees incident to Tenant's occupancy of the Premises or its use thereof;

(e)        Any failure to comply with any and all applicable laws, ordinances, statutes and regulations, of any governmental body or subdivision.

          Upon written notice from Tenant, Landlord shall resist and defend, at its expense, any action or proceeding brought against Tenant by reason of any such claim, and by counsel reasonably satisfactory to Tenant.

          10.      QUIET ENJOYMENT:

          Landlord warrants and represents that it has full authority to execute this Lease for the Term specified above. Landlord covenants that upon Tenant's paying the Rent and performing its obligations and covenants, Tenant may peaceably and quietly have, hold and enjoy the Premises, subject nevertheless to the terms and conditions of this Lease.

          The Landlord shall obtain non-disturbance agreements from all current and future lenders, ground Lessors and any other party holding a lien on or an interest in the project.  Such agreement shall ensure that regardless of any actions or defaults by the Landlord, Tenant shall continue to enjoy all rights and privileges conveyed in the lease, so long as Tenant is not in default.

          11.      DAMAGE OR DESTRUCTION OF PREMISES:

           If, during the Term of this Lease, the Building or Building equipment or Premises be destroyed by fire or any other cause whatsoever or partially destroyed so as to render the Premises wholly unfit for occupancy Landlord and Tenant with thirty (30) days from said destruction will ascertain whether or not the damage can be repaired within one hundred eighty (180) days from the happening, and if it is concluded that they cannot be repaired for occupancy within one hundred eighty (180) days from the happening of the loss or damage, then this Lease shall, at either party's option, immediately terminate, by written notice, in which case Tenant shall surrender the Premises and interest therein and Tenant shall pay Rent only to the time of occurrence of such damage or destruction.  In case of total or partial damage or destruction to the Premises, Landlord may re-enter and repossess the same or any part thereof for the purpose of removing or repairing the loss or damage, and upon such repossession, Landlord shall immediately proceed to repair same unless, under the foregoing provision of this Paragraph 11, this Lease shall have terminated. If all of the Premises have been thus repossessed by Landlord for the purpose of repair, Rent during the period of such repossession and repair shall be wholly abated beginning with the date of said casualty and ending when the repairs are completed and the Premises are again made available for Tenant's possession and use. If only a portion of the Premises are thus repossessed, Rent shall be abated for such dispossession ratably, based on the portion of the Premises thus repossessed.  If fifty percent (50%) or more of the Premises are made unavailable, Tenant may terminate the Lease, upon written notice, without further liability to Landlord; provided that if Landlord can repair the Premises within 180 days from the date of damage, the Lease may not be terminated, but rent shall nevertheless abate during the period of repairs for the portion of the Premises damaged.

          Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and Tenant Improvements, which may have been placed, by Tenant or other tenants within the Building or Premises. Notwithstanding the foregoing, in the event any mortgagee, under a deed of trust, security agreement or mortgage on the Building, should require that insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to repair or rebuild and this Lease shall terminate at Landlord's option and upon notice to Tenant.

          12.      EMINENT DOMAIN:

                   1.       Taking.  Landlord shall promptly notify Tenant if Landlord receives notice of the intention of any authority to appropriate, take or condemn any portion of the Leased Premises for public or quasi-public use under any right of eminent domain condemnation, or other law (collectively a "Taking").

                   2.       Voluntary Conveyance.   Neither party to this Lease will voluntarily convey any interest related to this Lease to any agency, authority or public utility under threat of a Taking in lieu of formal proceedings without first providing at least ten (10) days prior written notice to the other of any request or intention to do so.  For the purposes of this Section 12.02, all amounts paid pursuant to any agreement with any condemning authority, which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Leased Premises shall be deemed to constitute an award made in such proceeding.

                   3.       Continuation of Lease.

                             (a)      If all of the Leased Premises (or if less than all of the Leased Premises, but the remaining portion cannot be feasibly operated as then used or intended to be used) shall be acquired by a Taking, then the term of this Lease shall cease and terminate as of the date title to the subject property shall vest in the authority appropriating the property and all Rent due Landlord shall be paid up to that date.  Notwithstanding the foregoing, in the event the Leased Premises are subject to a Sublease by Tenant which remains in full force and effect after the Taking, the within Lease will remain in full force and effect and Tenant shall continue to be obligated under the terms of this Lease.

                             (b)      In the event of a condemnation of a portion of the Leased Premises which takes less than all of the Leased Premises and the remaining portion can be feasibly operated as then used or intended to be used, then Tenant shall promptly restore the Leased Premises to an architectural whole and this Lease shall continue in full force and effect, provided, however, that Tenant shall have no obligation to rebuild any buildings on the Leased Premises if such Taking should occur later than twenty (20) years from the commencement date of this Lease.

                   4.       Award for Taking.  Landlord and Tenant each covenant and agree to seek separate awards in all such condemnation proceedings and to use their respective best efforts to see that separate awards are made at all stages of all proceedings.  Landlord and Tenant agree that Landlord shall receive as damages the fair market value of any of the real estate taken by such proceeding and Tenant shall receive the value of the Improvements taken and other damages done to it as a result of its occupancy of the Leased Premises.  If the Order or Decree in any condemnation or similar proceeding shall fail to separately state the amount to be awarded to Landlord and Tenant by way of compensation and damages shall be equitably apportioned between Landlord and Tenant as provided for hereinabove.

              5.       Abatement of Rent.  If there is a Taking of the Leased Premises and the Lease does not terminate, the Minimum Rent will be reduced by that proportion which the number of square feet of the Leased Premises of which Tenant is thereby deprived bears to the total square feet encompassed within the entire Leased Premises immediately prior to such Taking.

          13.      DEFAULT:

          Landlord, at its election, may exercise any one or more of the optional remedies referred to below upon the happening or at any time after the happening of any one or more of the following incidents of default.  The exercise of any of the following remedies shall not be deemed to preclude the exercise of any others herein listed or otherwise provided by law at the same time or at later times or actions.

          a.       Incidents of Default:

1.            Tenant's failure to pay the Rent (which includes Base Rent and Additional Rent) or any other sums payable hereunder on or before the date said payments are due.

2.            Tenant's failure to timely observe, keep or perform any of the other terms, covenants, agreements or conditions of this Lease or in the Rules and Regulations for a period of ten (10) business days after written notice by Landlord.

3.           The involuntary filing of bankruptcy proceedings against and concerning Tenant; provided, however, Tenant shall be entitled to sixty (60) days from filing within which to procure termination of said proceedings and thereby avoid any default under this Lease.

4.            Tenant making an assignment for the benefit of creditors.

5.            A receiver or trustee being appointed for Tenant of a substantial portion of Tenant's assets; provided, however, Tenant shall be entitled to thirty (30) days from appointment within which to procure termination of said proceedings and thereby avoid any default under this Lease.

6.            Tenant's voluntary petitioning for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization arrangement or insolvency law.

7.            Tenant's vacating or abandoning the Premises or attempting to mortgage or pledge its interest hereunder.

8.            Tenant's interest under this Lease being sold under execution or other legal process; or

9.            Tenant's interest under this Lease being assigned or sublet except as provided for herein.

          b.       Landlord's Remedies:

                   In the event of default under Paragraph 13a, Landlord may:

1.            Terminate Tenant's right to possession under the Lease and reenter and retake possession of the Premises, and Landlord shall relet or, using commercially reasonable efforts, attempt to relet the Premises on behalf of Tenant at such rent and under such terms and conditions as Landlord may deem best under the circumstances for the purpose of reducing Tenant's liability.  Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all Rent, Additional Rent or other sums due under this Lease and for all actual and reasonable damages suffered by Landlord because of Tenant's breach of any of the covenants of the Lease.

2.            Declare this Lease to be terminated, ended and null and void, and re-enter upon and retake possession of the Premises whereupon all right, title and interest of the Tenant in the Premises shall end.

3.            Declare the Tenant to be in default under the terms of this Lease and pursue all rights and remedies, at law or in equity (including loss of rents resulting from such default) in accordance with the terms of this Lease.

          No re-entry or retaking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant.  Nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any other remedy available to Landlord hereunder or any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violations of any of the terms, provisions and covenants herein contained. Nor shall Landlord's pursuit of any one or more of the remedies stated herein preclude Landlord's pursuit of any other remedy provided for or allowed by law or in equity, separately, concurrently or in combination therewith. Landlord's acceptance of Rent or Additional Rent following any event of default hereunder shall not be construed as Landlord's waiver of such event of default.  No forbearance by Landlord of action upon any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of the terms, provisions, or covenants herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default.  Legal actions to recover for loss or damage that Landlord suffers by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the reasonable expense of repossession and any repairs undertaken by Landlord following repossession.  Time is of the essence of this Lease.  Any reference in this Lease to "days" shall mean calendar days.

          14.      ATTORNEYS' FEES AND LITIGATION:

          In the event it becomes necessary for Landlord to institute legal proceedings against Tenant for breach of any of the covenants or conditions, or to enforce any remedy for any incident of default, the Tenant agrees to pay all reasonable costs, charges and expenses, including fees of attorneys, agents, and others retained or employed by Landlord in enforcing the obligations and undertakings of Tenant, and all reasonable costs, charges, and expenses incurred in any related lawsuit, negotiation, or transaction.

          15.      LANDLORD'S LIEN:

          To secure the payment of all Rent due and to become due hereunder and the faithful performance of all of the other covenants of this Lease required to be performed by Tenant, Tenant hereby gives to Landlord an express contract lien on and security interest in all property, chattels or merchandise owned by Tenant which may be placed on the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property, chattels or merchandise.  All exemption laws are hereby waived by Tenant.  This lien and security interest is given in addition to the Landlord's statutory liens and shall be cumulative thereto.  This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, upon not less than fifteen (15) days prior notice, and Landlord shall have the right to become purchaser upon being the highest bidder at such sale.

          16.      SUBORDINATION:

          In consideration of the execution of this Lease by Landlord, Tenant accepts this Lease subject to any lien of any mortgage (and each renewal, modification, consolidation, replacement or extension thereof) or any other method of financing or refinancing which might now or hereafter constitute a lien upon the Building or improvements therein or on the Premises (or the land upon which the Premises are situate) and to any zoning ordinances and other building and fire ordinances and governmental regulations relative to the use of the property.  Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, within ten (10) business days following written request by Landlord, the Tenant shall subordinate its rights hereunder to any lien now or hereafter imposed upon or enforced against the Premises or any part thereof, and to advances thereafter to be made upon the security thereof, by executing and delivering to the Landlord a suitable written document substantially in the form(s) prescribed by Landlord's Lender. Further, Tenant shall and hereby does agree to attorn to any such lien-holder; provided, however, that the lien-holder shall also enter into and execute such form of written agreement that is acceptable to each of the Landlord, Tenant and such lien-holder. As a minimum, said agreement shall contain lienholder covenants not to disturb Tenant's possession and use hereunder so long as Tenant is in compliance with this Lease.

          17.      SECURITY DEPOSIT:  Intentionally left blank

          18.      FORCE MAJEURE:

           Whenever a period of time is herein prescribed or obligation imposed for action to be taken by a party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, insurrection, court order, requisition of other governmental body or authority, war, governmental laws, regulations or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          19.      SEVERABILITY AND JOINT AND SEVERAL LIABILITY:

             The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.  Where a party hereunder consists of more than one party, the obligations of each such party will be joint and several hereunder.

20.   RENT A SEPARATE COVENANT:

Tenant shall not for any reason withhold or reduce any required payments of Rent or other charges provide in this Lease, it being agreed that Landlord's obligations hereunder are independent of Tenant's obligations.

           21.      RELOCATION:  Intentionally left blank

           22.      CERTIFICATE OF TENANT'S AUTHORITY:

          If Tenant is an entity other than an individual, the officer, agent or other person signing this Lease warrants and certifies to Landlord that the Tenant is in good standing and authorized to conduct business in the State of South Carolina. The undersigned officer, agent or other person signing the Lease on behalf of Tenant hereby further warrants and certifies to Landlord that he or she is fully authorized and empowered to bind the Tenant to the terms of this Lease by his or her signature hereto.

          23.      ABSENCE OF OPTION:

          The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective only upon execution and delivery thereof by Landlord.

          24.      BROKERAGE COMMISSION:

          Tenant warrants that (except as provided below) there are no claims for broker's commission or finder's fees claiming through Tenant in connection with its execution of this Lease and agrees to indemnify, defend and save Landlord harmless from any liability which may arise from such claim, including attorney's fees.

          The parties agree that Coldwell Banker Commercial Caine represents the Landlord in this transaction and Cothran Properties, LLC represents the Tenant.  As evidenced by a separate agreement.

          25.      SPECIAL PROVISIONS

          Any special provisions required under this Lease shall be included on Exhibit E and shall be signed by both parties to this Lease.

           26.      AMENDMENTS:

          This Lease contains the entire agreement between the parties hereto and may not be altered, changed or amended, except by instrument in writing signed by both parties hereto.  No provision in this Lease shall be deemed to have been waived by either party hereto unless such waiver be in writing signed by such party and addressed to the other party, nor shall any custom or practice which may grow up between the parties in the administration of the provisions hereof be construed to waive or lessen the right of either party to insist upon the performance by the other party in strict accordance with the terms thereof.  The Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

   27.      TRANSFER OF LANDLORD'S INTEREST AND LIMITATIONS ON LIABILITY:

          In case Landlord or any successor to Landlord's interest in the Premises shall convey or otherwise dispose of the Building or Premises; all liabilities and obligations on the part of such Landlord or its successors as Landlord under this Lease accruing after such conveyance or disposal shall terminate upon such conveyance or disposal, and thereupon all such liabilities and obligations shall be binding upon any such new owner of Landlord's interest in the Premises.  Neither the Landlord nor any of its officers, directors, stockholders, members, managers or partners have any personal liability in connection with the performance or failure of performance of any of the covenants, conditions or provisions of this Lease to be performed by said Landlord; and the Tenant agrees to look solely to the Landlord's interest in the Premises and in this Lease for the recovery of any damages sustained by reason of such performance or failure to perform.

          28.      ESTOPPEL CERTIFICATE:

At any time and from time to time, Tenant agrees that within ten (10) business days after receiving a written request from Landlord, to execute and deliver to Landlord, for the benefit of such persons as Landlord names in such request, a statement certifying to such of the following information as Landlord shall request: (a) that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) the dates to which all Rents and other charges hereunder have been paid; (c) that the Premises have been completed on or before the date of such letter and that all conditions precedent to the Lease taking effect have been carried out; (d) that Tenant has accepted possession, that the Lease Term has commenced, that Tenant is occupying the Premises, that Tenant knows of no default under the Lease by Landlord and that there are no defaults or offsets which Tenant has against enforcement of this Lease by Landlord; and (e) the actual Commencement Date of the Lease and Termination Date of the Lease, provided such facts are true and ascertainable.

29.   ENFORCEMENT OF TERMS:

No act or thing done or omitted to be done by Landlord or Landlord's agents during the Term of this Lease, which is necessary to enforce the terms of this Lease, or the Rules and Regulations, shall constitute an eviction by Landlord nor shall it be deemed an acceptance or surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.  No employee of Landlord or Landlord's agent shall have any power to accept the keys of said Premises prior to the termination of the Lease.  The delivery of keys to any employee of Landlord or Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises, without a written statement from Landlord to the contrary.

          30.      INSURANCE:

          Tenant shall, at Tenant's expense, fully insure Tenants Property and fixtures located in the Premises against fire and other casualty. Also at its own expense, Tenant shall obtain and maintain for the mutual benefit of Landlord, Landlord's managing agent (presently Caine Company) and Tenant, Commercial General Liability Insurance (current ISO form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least Two Million Dollars ($2,000,000.00), which policy shall insure against any liability relating to ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, including contractual liability and which shall insure the indemnity provisions contained herein.  If, during the Term of this Lease, higher limits of insurance than those mentioned above are appropriate, customary, and generally required for like premises utilized for similar uses, Tenant shall procure such increased limits of insurance. Tenant shall cause Landlord to be named as an additional insured under such policies and shall, prior to the Commencement Date, furnish Landlord with certificates of insurance with loss payable clauses satisfactory to Landlord.  The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry said insurance under a blanket policy, provided, however, Landlord and additional insureds shall be named as insureds there under, as their interests may appear; and provided, further, that coverage afforded shall not be reduced or diminished by reason of the use of such "blanket policy" and must be at least equal to the coverage which would be provided under a separate policy covering only the leased Premises.  If Tenant shall fail to procure and maintain reasonable insurance, Landlord may, upon 10 days prior written notice, but shall not be required to, procure and maintain same, but at the expense of Tenant.  No such policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord.  As used in this Paragraph 30, the term "Landlord" shall be deemed to include any agent, employee, or servant of Landlord or third party operator and owner of the Building.  All policies of insurance obtained by Tenant in accordance with this Paragraph 30 shall be written as primary, and not contributing with or in excess of the coverage carried by Landlord or additional insureds, their agents, servants, and employees.

          Landlord shall maintain, as part of its Operating Expense, insurance on the Building, Premises and Landlords Property in the Premises against loss or damage by fire and other risks embraced by the so-called "Broad Extended Coverage Endorsement" in amounts at all times sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies but, in any event, in an amount not less than 100 percent of the full actual replacement value.  Likewise, Landlord shall maintain Landlord's risk public liability insurance with single limits of at least $1,000,000 and rental insurance against loss of rental under a rental value insurance policy covering the risk of loss due to the occurrence of any hazards insured against under Tenant's Fire and Extended insurance on the Building, in an amount sufficient to prevent Landlord from becoming a co-insurer, but in any event in an amount sufficient to pay the rent for one year payable under this Lease.

           31.      MISCELLANEOUS:

          a.       Upon request of either party, the other party shall execute a memorandum of lease substantially in the form attached hereto as Exhibit I and acceptable for purposes of recordation with the office of the Register of Deeds for Greenville County, South Carolina.

          b.       This Lease and the interpretation thereof shall be governed by and construed in accordance with the laws of the State of South Carolina without regard for the conflicts of law principles thereof.

The captions appearing in the Lease or within the Paragraph number designations are for convenience only and do not in any way limit or amplify the terms and provisions of this Lease.

"Rentable" and "Useable Area" measurements for the Building or Premises referred to in this Lease or any Attachment hereto shall be measured in accordance with the "Standard Method for Measuring Floor Area in Office Buildings", also known as ANSI/BOMA 1996 Standards, as approved by the American National Standards Institute, Inc. and published by the Building Owners and Managers Association International.

                 Notwithstanding any reference contained herein to Verdae Technology Park, Landlord shall be under no obligation to further develop or construct any other improvements on any property of Landlord except as may be expressly agreed to herein.

           32.      NOTICE:

          Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered or given when (a) actually received or (b) signed for or "refused" as indicated on the postal service return receipt.  Delivery may be by personal delivery or by United States Mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they hereafter specify by written notice delivered in accordance herewith:

LANDLORD:                                       Verdae Properties, LLC

ATTN:  Ms. Paulette Murphy

24 Verdae Boulevard, Suite 105

Post Office Box 516

Greenville, SC  29602

  With Copies to:                                   Coldwell Banker Commercial Caine

ATTN:  Property Management

200 East Broad Street, Suite 200

PO Box 1908

Greenville, SC 29602

TENANT:                                              Greenville First Bank, N. A,

ATTN:

100 Verdae Boulevard, Suite 1100

Greenville, SC 29602

With Copies to:                                   Bannister & Wyatt

                                                                ATTN: John Wyatt

                                                                401 Pettigru Street

                                                                Greenville, SC 29603

          IN WITNESS WHEREOF, the undersigned, upon due authority, have hereunto executed this Lease as of the date first above written.

SIGNED, SEALED AND DELIVERED            TENANT:

IN THE PRESENCE OF:                                Greenville First Bank, N. A.

    /s/E B Kish                                        By:    /s/ R. Arthur Seaver

                                                                            R. Arthur Seaver, Jr.

Witness

  /s/Ann Haselwood                            Its:      President

Witness

SIGNED, SEALED AND DELIVERED             LANDLORD:

IN THE PRESENCE OF:                                VERDAE PROPERTIES, LLC

    /s/Christi L. Hendrix                                 By:    /s/ Paulette Murphy

                                                                                    Paulette Murphy

Witness

   /s/W. Edward Dorhany                               Its:       President

Witness

EXHIBIT A

LEGAL DESCRIPTION

(Real Property on which the Building is situated)

          All that piece, parcel or lot of land lying and being situate in Greenville County, State of South Carolina fronting on southern side of Verdae Boulevard and consisting of 1.581 acres, more or less, as depicted on a plat of survey prepared by Freeland & Associates, Inc. dated November 9, 2000 and last revised May 3, 2001 which plat of survey is entitled "Boundary Survey for Verdae Properties, Inc.," and identified on such plat as "Tract 2," the metes and bounds of which are disclosed by reference to said survey, to wit:

BEGINNING at an iron pin in the eastern-most intersection of Verdae Boulevard and Bonaventure Drive, on the western side of Bonaventure Drive, and proceeding with such intersection S 56-12-58 E, 161.22 feet to an iron pin on the western side of Bonaventure Drive; thence running with the said western side of Bonaventure Drive S 09-43-50 E, 97.09 feet to an iron pin; thence continuing to follow the western side of Bonaventure Drive along a curve running S 11-07-20 E, 25.60 feet with of radius 540 feet and chord length 25.60 feet to an iron pin at the eastern joint corner of this Tract 2 and property now or formerly of Verdae Properties, Inc. and identified on such plat of survey as "Tract 3A,"; thence turning and running with the boundary of Tract 3A, S 78-46-02 W, 315.65 feet to a nail at western joint corner of this Tract 2 and Tract 3A; thence turning and running with the boundary of property now or formerly of Verdae Properties, Inc. and identified on such plat of survey as "Tract 1" or the "RMT Building Site," N 11-30-02 W, 251.65 feet to an iron pin at the joint northern-most corner of this Tract 2 and Tract 1; thence turning and following an irregular line along the frontage of Verdae Boulevard N 78-21-48 E, 5.37 feet to an iron pin; thence S 11-33-56 E, 15.00 feet to an iron pin; thence N 78-46-04 E, 200 feet to the point of the beginning.

FLOOR GRID

(attach)

EXHIBIT B

RULES AND REGULATIONS

(as amended 9/23/2002)

          The following Rules and Regulations have been adopted by the Landlord for the care, protection and benefit of the Premises and the Building and for the general comfort and welfare of all tenants.

          1.       The sidewalks, entrances, passages, halls, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress and egress to and from the Building and Tenant's Premises.

          2.       Restroom facilities, water fountains, and other water apparatus shall not be used for any purpose other than those for which they were constructed.

          3.       Landlord reserves the right to designate the time when freight, furniture, goods, merchandise and other articles may be brought into, moved or taken from the Premises or the Building.

          4.       Tenant shall not put additional locks or latches upon any door without the written consent of Landlord.  Any and all locks so added on any door shall remain for the benefit of Landlord, and keys to such locks shall be delivered to Landlord by and from Tenant.

          5.       Landlord shall furnish parking facilities near the Building for use by Tenant, Tenant's employees, agents, guests, or invitees, but Landlord does not guarantee the availability of parking spaces.  Landlord shall not be liable for injuries, damage, theft, or other loss, to persons or property that may occur upon or near said parking areas.  The driveways, entrances, and exits upon, into and from such parking areas shall not be obstructed by Tenant, its agents, servants, employees, independent contractors, licensees, customers, visitors, or invitees; provided, however, Landlord shall not be responsible or liable for failure of any person to observe this rule.  Tenant, its employees, agents, guests and/or invitees shall not park in space(s) reserved for others.

          6.       Tenant shall not install in the Premises any heavyweight equipment or fixtures or permit any excessive weight in any portion thereof without first having obtained Landlord's written consent.

          7.       Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors, and peddlers from the Building and to require registration or satisfactory identification or credentials from all persons seeking access to any part of the Building outside ordinary business hours.  Landlord will exercise its best judgment in the execution of such control but not be liable for the granting or refusal of such access.

          8.       Landlord reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Landlord's sole judgment will be in the best interest of the Building and its tenants.

          9.       No wires of any kind or type (including but not limited to TV and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Landlord's prior written consent.

        10.       Landlord shall furnish two (2) door keys to the Premises and/or Building, which shall be surrendered on termination of the Lease.  Landlord reserves the right to require a deposit for such keys to insure their return at the termination of the Lease.  Tenant shall get keys only from Landlord and shall not obtain duplicate keys from any outside source.  Further, Tenant shall not alter the locks or effect any substitution of such locks as are presently being used in the Premises or the Building.

        11.       Landlord will provide general security measures to restrict access to the Building after hours.  Tenant will be responsible for any desired further security measures as may be deemed necessary by Tenant in its own Premises; provided that any such further measures are approved by the Landlord in writing in advance.

         12.       Smoking is prohibited in the Building.  Smoking is also prohibited in or upon any of the common areas depicted as crosshatched on the drawing attached hereto and made a part hereof by this reference.

EXHIBIT C

 SCHEDULE OF BASE RENT

1.     BASE RENT.  The initial Base Rent payable in accordance with the terms of this Lease is $18.00 per annum per Rentable Square Foot.

2.     BASE RENT ESCALATION.  Base Rent shall be subject to escalation at the rate of 2% per annum, which escalation shall begin on the second anniversary of the Commencement Date.

Occupied Premises:

Months	Operating Expense per Month
1 thru 5	$10,834.91 per month.47 PSF per month

YEARS	ANNUAL BASE RENT
1	$414,495
2	$423,253
3	$431,718
4	$440,353
5	$449,160

Beginning with the sixty sixth (66th) full month of the lease the per annum increase will be the greater of the average of the CPI for the previous five (5) years or 1%. In no event will the increase be less than 1%.

Unoccupied Premises:

Both the Landlord and Tenant agree to leave a portion of the first floor unfinished for the Tenants future expansion Unoccupied Premises. The Landlord agrees to the following reductions in the base rent on the unfinished space as shown below. The base rent less: the cost of the total tenant improvement allowance ($32.50/USF) for the space remaining unfinished, amortized at ten percent (10%) interest rate over the Base Term of the lease plus an applicable reduction in the operating expenses for services not provided to the unfinished space.

Months	Operating Expense per Month
1-5	$1,401.03 per month.27 PSF per month

YEARS	ANNUAL BASE RENT
1	$57,072
2	$58,213
3	$59,378
4	$60,565
5	$61,777

Beginning with the sixty sixth (66th) full month of the lease the per annum increase will be the greater of the average of the CPI for the previous five (5) years or 1%. In no event will the increase be less than 1%.

Build out and occupancy of the unoccupied Premises:

Both Landlord and Tenant have agreed to the rent as shown above on the unoccupied portion of the leased premises.  Starting five (5) months from the Commencement Date the Upfit Allowance of Thirty Two dollars and 50/100 ($32.50) per Usable square feet provided herein for the Unoccupied Premises shall be reduced daily by amortizing the upfit allowance at ten percent (10%) interest over a ten year period so long as the Unoccupied Premises remain unoccupied.  At such time, the Tenant wishes to complete and occupy the Unoccupied Premises Tenant shall notify the Landlord in writing of its intentions and as of the date of such notice the amortization of the original allowance of Thirty Two dollars and 50/100 ($32.50) per Usable square feet shall cease and the balance of the unamortized portion of the original upfit allowance ($32.50/USF) shall be provided to the Tenant for its upfit.  Once the Tenants work is complete, as evidenced by a certificate of occupancy from the appropriate governmental agency, Tenant will begin paying the same then current gross per square foot rental rate and have the same base year for Operating Expenses pass through on the previously Unoccupied Premises as the Tenant is currently paying on the original Occupied Premises.  All previous rental schedules for the unupfitted Unoccupied Premises shall terminate.

3.     FIRST RENEWAL OPTION:  Should Tenant elect to exercise its First Renewal Option then beginning with the one hundred twenty sixth (126th) full month of the lease the per annum increase over the previous lease years annual rental rate will be the greater of the average of the CPI for the previous five (5) years or 1%. In no event will the increase be less than 1%. Further, during the First Renewal Term the base year for "Operating Expenses" shall be reset to be the actual expenses of the first calendar year of the renewal.  Expenses shall be "grossed-up" to reflect and occupancy level of 95%.

4.     SECOND RENEWAL OPTION:  Should Tenant elect to exercise its Second Renewal Option then beginning with the one hundred sixty sixth (166th) full month of the lease the per annum increase over the previous lease years annual rental rate will be the greater of the average of the CPI for the previous five (5) years or 1%. In no event will the increase be less than 1%. Further, during the First Renewal Term the base year for "Operating Expenses" shall be reset to be the actual expenses of the first calendar year of the renewal.  Expenses shall be "grossed-up" to reflect and occupancy level of 95%.

5.     THIRD RENEWAL OPTION:  Should Tenant elect to exercise its Third Renewal Option then beginning with the two hundred twenty sixth (226th) full month of the lease the per annum increase over the previous lease years annual rental rate will be the greater of the average of the CPI for the previous five (5) years or 1%. In no event will the increase be less than 1%. Further, during the First Renewal Term the base year for "Operating Expenses" shall be reset to be the actual expenses of the first calendar year of the renewal.  Expenses shall be "grossed-up" to reflect and occupancy level of 95%.

EXHIBIT D

TENANT WORKLETTER

The purpose of this Addendum is to set forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to be made to the Premises prior to the Commencement Date (the "Tenant Improvements").  This Addendum contemplates that the performance of this work will proceed in four stages ‑in accordance with the following schedule: (i) preparation of space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor of an estimate of the actual cost of initial Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements by the Commencement Date.

Tenant has expressed the desire to control the completion of all Tenant improvements.  Landlord agrees to this.  It is imperative that both Tenant and Landlord coordinate certain construction activities within the Premises to ensure orderly and timely performance by contractors retained by Landlord and those retained by Tenant.  Both Landlord and Tenant agree to work in good faith to ensure proper and timely completion of all construction activities.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1.     Space Planning, Design and Working Drawings.  Tenant shall provide and designate architects who will do the following at Tenant's reasonable expense, which expense shall be deducted from the Allowance (hereinafter defined).

a.     Attend a reasonable number of meetings with Tenant and Landlord's agent to define Tenant requirements.  Tenant shall provide one complete space plan prepared by the architect in order to obtain Landlord's approval.  Landlord shall approve said space plans in writing within five (5) days after the receipt thereof.

b.     Complete construction drawings for Tenant's partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (subject to the limitations expressed in Paragraph 2 below).

All plans and working drawings for the construction and completion of Tenant's Premises, shall be subject to Landlord's prior written approval. Any material changes or modifications visible from outside the Premises or involving the Base Building Mechanical or structural systems.  Tenant desires to make to such plans or working drawings shall also be subject to Landlord's prior approval.  Landlord agrees that it approve or disapprove such plans within thirty (30) days of receipt of the plans and working drawings for the construction of Tenant's Premises, or of any changes or modifications thereof; provided, however, the Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible from the exterior of the Premises, or which may affect the structural integrity of the Building.  Any approval of such plans and working drawings by Landlord shall not constitute approval of any delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays.  Landlord may condition its approval of plans and working drawings upon extension of the Commencement Date of the Lease if such plans and drawings vary in design or materials for the Building in which the Premises are located and may condition its approval on Tenant payment in advance for such improvements that are estimated to cost more than the Allowance.

2                      Allowance and Additional Allowance.

a.     Allowance:  Landlord agrees, at it sole cost and expense to provide an allowance of up to Thirty two Dollars and 50/100 ($32.50) per square foot of Useable Area in the Premises, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become a part of the "Building (the "Allowance").

b.     Additional Allowance:  Landlord and Tenant may, in writing, mutually agree to increase the Tenants Allowance in order for the Tenant to more expeditiously complete a portion of the Landlords work described in Exhibit I.  . Further, Landlord will at Tenants written request amortize up to an additional $5.00 per useable square foot over the Base Term of the lease at seven percent (7%) interest. Any unused Allowance shall be, at Tenants sole option, be credited to the rent or paid to the Tenant in cash within 10 business days of such written request.

c.     Payment:  Landlord agrees to pay Tenant, within twenty (20) days after being billed therefor, all costs and expenses incurred in completing the Tenant Improvements up to the amount of the Allowance and Additional Allowance, provided such billing is delivered to Landlord on or before the first day of any calendar month.  Such costs and expenses shall include all amounts charged by Tenant's contractor for performing such work and providing such materials (including the contractor's general conditions, overhead and profit).  If unpaid within twenty (20) days after receipt of an invoice the outstanding balance shall accrue interest at an annual rate equal to the prime rate published in the "Money Rates" Section of The Wall Street Journal plus five percent until paid in full.

3.     Signage and Keying.  Door and/or directory signage and suite keying in accordance with Building standard shall be provided and installed by the Landlord and deducted from the Allowance.  Building Signage to be at Tenant's sole cost and expense.

4.     Work and Materials at Tenant's Expense.

a.     Prior to commencing and providing any such work or materials to the Premises, Tenant shall select a contractor or contractors (the "Contractor") to construct and install the Tenant Improvements.

b.     Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements over the Allowance and Additional Allowances stated above.  At Tenant's election, Tenant may directly make payment for such property (subject to a credit to be paid by Landlord up to the maximum allowance.

5.     Tenant Plan Delivery Date.

a.     Tenant covenants and agrees that Tenant shall be solely responsible for the timely completion of plans and drawings and it is hereby understood time is of the essence.

b.     Tenant covenants and agrees to deliver to Landlord plans and working drawings By October 15, 2005 (the "Tenant Plan Delivery Date").  Landlord will approve or disapprove said plans by notice set forth herein below by November 15, 2005.  It is vital that the plans and working drawings be approved by the Landlord by November 15, 2005 in order to allow Tenant sufficient time to review Landlords comments on the plans and working drawings, to discuss with Landlord any changes therein which Tenant believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the cost of initial Tenant Improvements, and to substantially complete Tenant's Premises within the time frame provided in the Lease.  Failure of Tenant to receive any disapproval by November 15, 2005 shall be deemed an acceptance of said plans and working drawings as presented.

6.     Access During Construction.  During construction of the Tenant Improvements in the Premises, Tenant shall be permitted reasonable access to the Premises,

EXHIBIT E

SPECIAL PROVISIONS

The following special provisions shall be appended to and become a part of the Lease by and between Verdae Properties, LLC ("Landlord") and Greenville First Bank, N. A.  ("Tenant").  Insofar as the following stipulations, supplement or conflict with any of the foregoing provisions of the Lease, the following provisions shall control.

1.              Tenant shall be accorded the right to erect two (2) signs on the parapet wall atop Bonaventure I giving Tenant's name and logo.  Final sign design and location shall be subject to Landlord's approval, such approval shall not be unduly delayed. Tenant has the right to illuminate this sign and the right to install and Maintain wiring to the sign from the nearest electrical closet.

2.              Tenant, by separate Ground Lease Agreement at a rental rate of $1.00 per annum, shall be accorded the right to erect, at Tenant's sole cost and expense a drive-in banking facility including such Automatic Teller Machines as Tenant finds current in the Banking industry.  Tenant shall have the right to install both directional sign to the drive through and signage on the drive through.  Tenant has the right to illuminate said signage and the right to install and maintain wiring to the signs from the nearest source of electrical power.  Any Tenant signage must be approved by Landlord.  Tenant acknowledges that no signage will be allowed on Verdae Boulevard or Bonaventure Drive.

3.              The parking area used in construction of this facility shall be deducted from the parking spaces allocated to Tenant as provided herein.

EXHIBIT F

See attached Site Plan

 EXHIBIT G

 (form of ) CONFIRMATION OF LEASE TERM AGREEMENT

          THIS AGREEMENT, made as of this                 day of                                       , 2005, between Verdae Properties, LLC, a South Carolina limited liability company (hereinafter called "Landlord"), and                                                                     (hereinafter called "Tenant").

RECITALS

          WHEREAS, by a certain lease (hereinafter called the "Lease"), dated this     day of                                                , 2005, Landlord leased to Tenant a portion of the real property described in Exhibit "A" annexed hereto and made a part hereof, a memorandum or short form of which Lease was recorded in the office of                                                   in deed book            at page         , on this            day of                             , 2005.

         And;

         WHEREAS, Tenant is now in possession of the premises demised under the Lease; and

          WHEREAS, under the terms of the Lease, Landlord and Tenant agreed to execute, acknowledge and deliver to each other an agreement setting forth the Commencement Date (as defined in the Lease), the date of expiration of the initial term of the Lease and the commencement dates of any Renewal Options (as defined in the Lease);

          NOW THEREFORE, Landlord and Tenant agree as follows:

1.       The Commencement Date

2.       The date of the expiration of the initial term of the Lease shall be

3.        The Commencement Date of the first Renewal Option shall be the               day of                                             , 2005

           The first Renewal Option shall expire on the               day of                                . 2005

4.        The Commencement Date of the second Renewal Option shall be the        day of                                              , 2005

           The second Renewal Option shall expire on the       day of                        , 2005

5.        The Commencement Date of the third Renewal Option shall be the                 day of

                                                , 2005

            The third Renewal Option shall expire on the              day of                                       . 2005

6.         This Agreement shall bind and inure to the benefit of and be enforceable by the party's hereto and there respective heirs, personal representatives, successors and assigns.

7.         The commencement dates of each of the renewal periods set forth herein is contingent upon Tenant being in full compliance with all duties and obligations required of Tenant under the terms of the Lease at the time of the election by Tenant to exercise its right of renewal.

8.         This Agreement contains the entire understanding and agreement between the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof.  No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained herein and no party shall be bound by or be liable for any alleged representation, warranty, promise, inducement or statement not contained herein.  This Agreement cannot be changed, modified, waived or canceled except by an agreement in writing executed by the party against whom enforcement of such change, modification, waiver or cancellation is sought.

          IN WITNESS WHEREOF, Landlord and Tenant have affixed their signatures to this Agreement as of the day and year first above written.

WITNESS OR ATTEST:

                                                                                                                   (SEAL)

                                                                                                                   (SEAL)

WITNESSES:                                                        Verdae Properties, LLC

                                                                   By:

EXHIBIT H

 (form of) MEMORANDUM OF LEASE

STATE OF SOUTH CAROLINA            )

                                                                     )                            MEMORANDUM OF LEASE

COUNTY OF GREENVILLE                    )

THIS         MEMORANDUM OF LEASE dated as of this     day of                             , 2005, between Verdae Properties, LLC (hereinafter referred to as "Landlord"), and                                                           (hereinafter referred to as "Tenant").

 W I T N E S S E T H:

That for and in consideration of the sum of $1.00, and other good and valuable consideration and the further consideration of the rents reserved and the covenants and conditions more particularly set forth in that certain Lease Agreement between Landlord and Tenant dated as of                                                    , Landlord and Tenant do hereby covenant, promise and agree as follows:

1.     Landlord does demise unto Tenant, and Tenant does take from Landlord for the terms hereinafter provided, and any extensions thereof, all that certain piece, parcel or tract of land situate, lying and being in the City and County of Greenville, State of South Carolina, and being more particularly described on Exhibit A attached hereto and incorporated herein by reference.

2.     The lease term shall commence                                           , 2006, The Commencement Date

The date of the expiration of the initial term of the Lease shall be

a.           The Commencement Date of the First Renewal Option shall be the        day                                 , 2005.  The First Renewal Option shall expire on the     day of                                       , 2005.

b.           The Commencement Date of the Second Renewal Option shall be the               day                                 , 2005.  The Second Renewal Option shall expire               day of                             , 2005.

c.           The Commencement Date of the Third Renewal Option shall be the       day of                                       , 2005.  The Third Renewal Option shall expire on the                  day of                             , 2005.

3.     The lease contains among its terms and provisions the following:

Nothing contained herein shall be deemed or construed as an agreement by Landlord to be responsible for the costs of the construction, repair, or maintenance of any improvements to be made to the Premises by Tenant hereunder or to subject the interests of Landlord in the Premises to any mechanics' liens or liens resulting from such costs.  Tenant shall not have the power or authority to allow any lien and will not permit any liens to be placed upon the Premises or the Building or improvements thereto during the Term hereof and resulting from any work performed, materials furnished, or obligations incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly pay, satisfy, and remove or bond off same.

4.     The sole purpose of this instrument is to give notice of said Lease and all of its terms, covenants and conditions to the same extent as if said lease were set forth herein.

5.     The conditions, covenants and agreements contained in this instrument shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns. All covenants and agreements of this instrument and said Lease shall run with the land.

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals on the day and year first above written.

SIGNED, SEALED, AND DELIVERED                    "LANDLORD"

THIS            DAY OF               ,

2005, IN THE PRESENCE OF:                                Verdae Properties, LLC

                                                                             By:

Witness

                                                                             Its:

Witness

SIGNED, SEALED, AND DELIVERED                    "TENANT"

THIS            DAY OF               ,

2005, IN THE PRESENCE OF:                                Greenville First Bank, N. A.

                                                                             By:

Witness

                                                                             Its:

Witness

EXHIBIT I

BUILDING RETROFIT

The interior of the Building will be updated and enhanced to more readily meet the needs of today's office user.  Such work shall be performed, in a good and workmanlike manner in conformity with the norms and standards for similar construction in the area, and in compliance with all legal requirements, including without limitation, the Americans with Disabilities Act ("ADA") and that all liens upon the Building arising from the construction of Improvements shall be promptly removed by Landlord.  Landlord represents and warrants that, as of the Commencement Date, the Building and all Improvements are in good condition and working order, and are in compliance with all laws, including without limitation, the ADA.

Common Areas

The main lobby will be updated with new wall and floor coverings.  The appearance and materials will be similar quality to that of Bonaventure II and will include the use of wood paneling and fabric-covered panels mounted in relief fashion.  The floor covering will be composed of a mix of carpeting and hard tile.  Lighting will be of the same character and quality as found in Bonaventure II.

The restrooms will be upgraded with new counter tops for all vanity areas and new wall coverings of similar quality and materials as used in Bonaventure II.

Building access will be by a card reader system.  At tenants' request and expense after-hours floor access will be by card reader.  Further, at tenant's request and expense Suite access may be controlled by the card reader system.

The elevator cabs will be upgraded to the Class A standard commonly found in Greenville, SC. And of similar quality and materials as used in Bonaventure II.

Tenant Areas

All existing partition walls in Tenant areas will be removed, as well all floor covering, ceiling, and ceiling grid.  Any holes in the floors will be repaired and floors will be ready for carpet. The space will be returned to "first generation" condition with the installation of new ceiling grid, lighting, and exterior and core walls remaining stripped (if applicable) prepped and sanded.  New ceiling tiles will be stacked on the floor.  New lighting fixtures will be provided as described in "Electrical" below.

Electrical

The Building electrical service capacity will be upgraded to a nominal 19 watts per square foot.  All existing, abandoned communications and data wiring, existing 2 x 4 lay-in light fixtures and abandoned electrical wiring will be removed from the Building.  New light fixtures identical in type and spacing as those found in Bonaventure II will be provided.  This equates to fourteen 14 fixtures per one thousand (1,000)) useable square feet. Sixty fixtures will be installed, the remainder will be stacked on each floor.  As to the Occupied Premises, Landlord will install all fixtures per Tenant's space plan.  Such installation will be completed at the same cost Landlord pays for any installation.  If additional fixtures are required, Landlord will provide same at the same cost as Landlord pays for all fixtures.  A new 125 KW diesel-fired generator with a weatherproof housing will be installed.  This unit shall supply emergency power to egress lighting, the fire alarm control panel the card reader system and one passenger elevator.

D.         HVAC Description

The HVAC systems for Bonaventure I Building consist of four McQuay Commercial package cooling/heating units.  The units will be located on the roof of the building, which will aid in the quietness of the working area throughout the building.  Two units will serve the East end of the building and two units will serve the West end of the building.  All four units will be equipped with a VFD (variable frequency drive) to modulate the fan speed for energy savings during part load conditions of each floor.  Throughout the building will be independently controlled zones, one (1) per one thousand (1,000) rentable square feet, which will use the above ceiling heat on the exterior zones for first stage of heat during the heating season.  Again this is another energy savings component of this system.  Each of the roof top units will have an enthalpy economizer to provide free cooling during times of the year that the air is cool and dry enough.

For IAQ (indoor air quality) a complete separate unit will be located on the roof with a duct system to each floor and maintain the correct amount of outdoor air to each area.

The HVAC control system will consist of Alert on BACnet direct digital controllers for the VAV boxes and the air handler units.  The system will be connected to the building management system for viewing of all VAV boxes and AHU equipment controls, floor plan graphics, temperature indications, alarms, time scheduling, morning warm up sequence and set point change capability.  Each VAV box would incorporate stand-alone controller with flow control and wall zone sensor with digital readout of the space temperature and override.  The AHU controls would provide temperature control, pressure control and economizer operation.

E.      Fire Sprinkler System

The Landlord will install a "wet" fire sprinkler system in the Building.  The building standard is one (1) head for each twelve foot by fourteen-foot space of useable square footage.  Landlord will endeavor to install heads in accordance with the Tenant space plan.  If additional sprinkler heads are required, the charge will be that incurred by Landlord for such work.

EXHIBIT J

Operating Expenses - Bonaventure I

Greenville First Bank, N. A. - Unoccupied Premises

The following Operating Expense Accounts will be reduced to the percentage of actual expense indicated:

Electricity                                           33%

Water and Sewer                                0%

R/M Electrical                                    33%

R/M Electrical Supplies                    33%

Janitorial                                               0%

Landscape Contract                          50%

Landscape Seasonal/Extra                50%

Landscape Sprinkler System             50%

STATE OF SOUTH CAROLINA            )

                                                                     )                            PROBATE

COUNTY OF                                              )

          Personally appeared the undersigned witness and made oath that (s)he saw the within named                                                  by its duly authorized officer,                                 , sign, seal and, as its act and deed, deliver the within written Memorandum of Lease and that (s)he, with the other witness subscribed above, witnessed the execution thereof.

Sworn to and subscribed before me

this      day of                             , 2005

Notary Public for South Carolina

My commission expires:

STATE OF SOUTH CAROLINA            )

                                                                     )                            PROBATE

COUNTY OF GREENVILLE                     )

          Personally appeared the undersigned witness and made oath that (s)he saw the within named Verdae Properties, LLC, by its duly authorized officer,                                 , sign, seal and, as its act and deed, deliver the within written Memorandum of Lease and that (s)he, with the other witness subscribed above, witnessed the execution thereof.

Sworn to and subscribed before me

this      day of                             , 2005

Notary Public for South Carolina

My commission expires: